Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-378-4040 britt.zarling@fiserv.com	Investor Relations: Shub Mukherjee Investor Relations Fiserv, Inc. 212-266-3565 shub.mukherjee@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2021 Results
GAAP revenue flat and internal revenue growth of 4%;
GAAP EPS decreased 21% and adjusted EPS increased 18%;
Operating cash flow increased 7% to $952 million and
Free cash flow increased 8% to $821 million;
Company raises lower end of full year 2021 outlook

BROOKFIELD, Wis., April 27, 2021 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the first quarter of 2021.
First Quarter 2021 GAAP Results
GAAP revenue for the company was flat at $3.76 billion in the first quarter of 2021 compared to the prior year period, with Acceptance segment revenue flat with the prior year period, 3% growth in the Fintech segment and 1% growth in the Payments segment. GAAP revenue in the first quarter of 2020 included revenue within Corporate and Other associated with the divested Investment Services business.
GAAP earnings per share was $0.45 in the first quarter of 2021, a decrease of 21% compared to the prior year period. GAAP operating margin was 12.6% in the first quarter of 2021 compared to 16.7% in the prior year period. GAAP earnings per share and operating margin in the first quarter of 2020 included a gain from the sale of a 60% interest of the company's Investment Services business, along with higher merger and integration costs associated with the acquisition of First Data Corporation ("First Data").
Net cash provided by operating activities increased 7% to $952 million in the first quarter of 2021 compared to the prior year period.
"Fiserv delivered another strong quarter as the pandemic hit its one-year anniversary late in the first quarter," said Frank Bisignano, President and Chief Executive Officer of Fiserv. "The focus on driving innovation while supporting our clients and associates continues to lead to strong operating results as the global economy begins to recover."

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First Quarter 2021 Non-GAAP Results and Additional Information
•Adjusted revenue of $3.56 billion increased 2% in the quarter compared to the prior year period.
•Internal revenue growth was 4% in the quarter, with 8% growth in the Acceptance segment and 2% growth in each of the Fintech and Payments segments.
•Adjusted earnings per share of $1.17 increased 18% in the quarter compared to the prior year period.
•Free cash flow of $821 million increased 8% in the quarter compared to the prior year period.
•Adjusted operating margin of 31.4% increased 360 basis points in the quarter compared to the prior year period.
•Sales results increased 42% in the quarter compared to the prior year period.
•The company repurchased 5.2 million shares of common stock for $612 million in the quarter.
•In March 2021, the company announced that it had entered into a definitive merger agreement to acquire Pineapple Payments, a leading independent sales organization focused on integrated payments. The company expects the transaction to close during the second quarter of 2021, subject to customary approvals and closing conditions.
•In April 2021, Fiserv signed a 20-year exclusive alliance agreement with Caixa Econômical Federal, one of the largest banks in Brazil, for merchant acquiring services.
Outlook for 2021
Fiserv now expects internal revenue growth of 9% to 12% and adjusted earnings per share in a range of $5.35 to $5.50, representing growth of 21% to 24%, for 2021.

"Our momentum has continued into 2021," said Bisignano. "With a strong first quarter, we are raising the lower end of our outlook for both internal revenue growth and adjusted earnings per share, as we see broad economic conditions improve and our ongoing focus on serving clients leads to growth."
Earnings Conference Call
The company will discuss its first quarter 2021 results in a live webcast at 7 a.m. CT on Tuesday, April 27, 2021. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World's Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.

News Release
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles ("GAAP"), such as revenue, operating income, operating margin, net income attributable to Fiserv, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share," and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 14 for additional information regarding the company's forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges and restructuring costs; severance costs; net charges associated with debt financing activities; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company's operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes internal revenue growth is useful because it presents adjusted revenue growth including deferred revenue purchase accounting adjustments and excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company's Output Solutions postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.

News Release
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following, many of which are, and will be, amplified by the COVID-19 pandemic: the duration and intensity of the COVID-19 pandemic, including how quickly the global economy recovers from the impact of the pandemic; governmental and private sector responses to the COVID-19 pandemic and the impact of such responses on the company; the impact of the COVID-19 pandemic on the company's employees, clients, vendors, operations and sales; the possibility that the company may be unable to achieve expected synergies and operating efficiencies from the acquisition of First Data within the expected time frames; the possibility that the integration of First Data may be more difficult, time-consuming or costly than expected; profitability following the transaction may be lower than expected, including due to unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; unforeseen risks relating to the company's liabilities or those of First Data may exist; the company's ability to meet expectations regarding the accounting and tax treatments of the transaction; the company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company's products and services; the ability of the company's technology to keep pace with a rapidly evolving marketplace; the successful management of the company's merchant alliance program which involves several alliances not under its sole control; the impact of a security breach or operational failure on the company's business including disruptions caused by other participants in the global financial system; the failure of the company's vendors and merchants to satisfy their obligations; the successful management of credit and fraud risks in the company's business and merchant alliances; changes in local, regional, national and international economic or political conditions and the impact they may have on the company and its customers; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company's ability to comply with government regulations and applicable card association and

News Release
network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the company's ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company's ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the company files with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Processing and services	$3,054	$3,075
Product	701	694
Total revenue	3,755	3,769

Expenses
Cost of processing and services	1,397	1,635
Cost of product	510	532
Selling, general and administrative	1,373	1,404
Gain on sale of business	—	(431)
Total expenses	3,280	3,140

Operating income	475	629
Interest expense, net	(176)	(187)
Other income	21	20

Income before income taxes and income (loss) from investments in unconsolidated affiliates	320	462
Income tax provision	(18)	(79)
Income (loss) from investments in unconsolidated affiliates	16	(6)

Net income	318	377
Less: net income (loss) attributable to noncontrolling interests	14	(15)

Net income attributable to Fiserv	$304	$392

GAAP earnings per share attributable to Fiserv - diluted	$0.45	$0.57

Diluted shares used in computing earnings per share attributable to Fiserv	679.9	691.2

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020

GAAP net income attributable to Fiserv	$304	$392
Adjustments:
Merger and integration costs [1]	125	234
Severance costs [2]	10	47
Amortization of acquisition-related intangible assets [3]	506	525
Non wholly-owned entity activities [4]	—	(17)
Tax impact of adjustments [5]	(148)	(179)
Gain on sale of business [6]	—	(431)
Tax impact of gain on sale of business [5]	—	113
Adjusted net income	$797	$684

GAAP earnings per share attributable to Fiserv	$0.45	$0.57
Adjustments - net of income taxes:
Merger and integration costs [1]	0.14	0.26
Severance costs [2]	0.01	0.05
Amortization of acquisition-related intangible assets [3]	0.57	0.59
Non wholly-owned entity activities [4]	—	(0.02)
Gain on sale of business [6]	—	(0.46)
Adjusted earnings per share	$1.17	$0.99

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with various acquisitions, primarily related to the First Data acquisition. First Data integration costs in the first quarter of 2021 and 2020 primarily include $52 million and $47 million, respectively, of third party professional service fees associated with integration activities; $18 million and $52 million, respectively, of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; $45 million and $50 million, respectively, of other integration-related compensation costs; and $52 million of accelerated depreciation and amortization associated with the termination of certain vendor contracts in the first quarter of 2020.
2Represents severance costs associated with the achievement of expense management initiatives, primarily related to the First Data acquisition.
3Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 13 for an analysis of the company's amortization expense.
4Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment in 2021 also includes gains totaling $40 million related to the fair value remeasurement of certain equity investments.
5The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the company's anticipated annual effective tax rate, exclusive of the actual tax impacts associated with the gain on the sale of a 60% interest in the Investment Services business in February 2020.
6Represents the gain associated with the sale of a 60% interest in the Investment Services business in February 2020.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Total Company
Revenue	$3,755	$3,769
Adjustments:
Output Solutions postage reimbursements	(205)	(235)
Deferred revenue purchase accounting adjustments	7	12
Merchant Services adjustment [1]	—	(68)
Adjusted revenue	$3,557	$3,478

Operating income	$475	$629
Adjustments:
Merger and integration costs	125	234
Severance costs	10	47
Amortization of acquisition-related intangible assets	506	525
Merchant Services adjustment [1]	—	(36)
Gain on sale of business	—	(431)
Adjusted operating income	$1,116	$968

Operating margin	12.6%	16.7%
Adjusted operating margin	31.4%	27.8%

Merchant Acceptance ("Acceptance")
Revenue	$1,397	$1,401
Adjustments:
Deferred revenue purchase accounting adjustments	—	2
Merchant Services adjustment [1]	—	(68)
Adjusted revenue	$1,397	$1,335

Operating income	$387	$317
Adjustments:
Merger and integration costs	—	2
Merchant Services adjustment [1]	—	(36)
Adjusted operating income	$387	$283

Operating margin	27.7%	22.6%
Adjusted operating margin	27.7%	21.2%

Financial Technology ("Fintech") [2]
Revenue	$736	$718

Operating income	$246	$204

Operating margin	33.4%	28.3%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Payments and Network ("Payments")
Revenue	$1,405	$1,386
Adjustments:
Deferred revenue purchase accounting adjustments	7	10
Adjusted revenue	$1,412	$1,396

Operating income	$578	$565
Adjustments:
Merger and integration costs	7	10
Adjusted operating income	$585	$575

Operating margin	41.1%	40.8%
Adjusted operating margin	41.4%	41.2%

Corporate and Other
Revenue	$217	$264
Adjustments:
Output Solutions postage reimbursements	(205)	(235)
Adjusted revenue	$12	$29

Operating loss	$(736)	$(457)
Adjustments:
Merger and integration costs	118	222
Severance costs	10	47
Amortization of acquisition-related intangible assets	506	525
Gain on sale of business	—	(431)
Adjusted operating loss	$(102)	$(94)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1Represents an adjustment primarily related to the company's joint venture with Bank of America. The Banc of America Merchant Services joint venture (BAMS) was dissolved effective July 1, 2020. The company owned 51% of BAMS and, through June 30, 2020, BAMS' financial results were 100% consolidated into the company's financial statements for GAAP reporting purposes. In connection with the dissolution of the joint venture, the company received a 51% share of the joint venture's value via an agreed upon contractual separation. In addition, the company will continue providing merchant processing and related services to Bank of America for its merchant clients. The non-GAAP adjustment reduces adjusted revenue and adjusted operating income by the joint venture revenue and expense that was not expected to be retained by the company upon dissolution and is partially offset by an increase to processing and services revenue.
2For all periods presented in the Fintech segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$318	$377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	276	279
Amortization of acquisition-related intangible assets	521	553
Amortization of financing costs and debt discounts	13	12
Share-based compensation	66	108
Deferred income taxes	(70)	(57)
Gain on sale of business	—	(431)
(Income) loss from investments in unconsolidated affiliates	(16)	6
Distributions from unconsolidated affiliates	3	11
Non-cash impairment charge	6	—
Other operating activities	(18)	—
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	(129)	200
Prepaid expenses and other assets	(39)	6
Contract costs	(92)	(96)
Accounts payable and other liabilities	102	(88)
Contract liabilities	11	8
Net cash provided by operating activities	952	888

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(234)	(246)
Proceeds from sale of business	—	584
Payments for acquisition of businesses, net of cash acquired	(281)	(110)
Distributions from unconsolidated affiliates	32	36
Purchases of investments	(227)	—
Other investing activities	2	—
Net cash (used in) provided by investing activities	(708)	264

Cash flows from financing activities
Debt proceeds	2,182	1,832
Debt repayments	(1,725)	(2,040)
Short-term borrowings, net	(56)	7
Proceeds from issuance of treasury stock	43	48
Purchases of treasury stock, including employee shares withheld for tax obligations	(742)	(970)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(10)	(26)
Other financing activities	(3)	15
Net cash used in financing activities	(311)	(1,134)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	(17)
Net change in cash, cash equivalents and restricted cash	(75)	1
Cash, cash equivalents and restricted cash, beginning balance	919	933
Cash, cash equivalents and restricted cash, ending balance	$844	$934

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$831	$906
Trade accounts receivable – net	2,617	2,482
Prepaid expenses and other current assets	1,251	1,310
Settlement assets	11,741	11,521
Total current assets	16,440	16,219

Property and equipment – net	1,646	1,628
Customer relationships – net	11,171	11,603
Other intangible assets – net	3,824	3,755
Goodwill	36,380	36,322
Contract costs – net	726	692
Investments in unconsolidated affiliates	3,037	2,756
Other long-term assets	1,616	1,644
Total assets	$74,840	$74,619

Liabilities and Equity
Accounts payable and accrued expenses	$3,243	$3,186
Short-term and current maturities of long-term debt	366	384
Contract liabilities	555	546
Settlement obligations	11,741	11,521
Total current liabilities	15,905	15,637

Long-term debt	20,838	20,300
Deferred income taxes	4,289	4,389
Long-term contract liabilities	190	187
Other long-term liabilities	773	777
Total liabilities	41,995	41,290

Redeemable noncontrolling interests	259	259

Fiserv shareholders' equity	31,851	32,330
Noncontrolling interests	735	740
Total equity	32,586	33,070
Total liabilities and equity	$74,840	$74,619

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended March 31,
	2021	2020	Growth

Total Company
Adjusted revenue	$3,557	$3,478
Currency impact [2]	4	—
Acquisition adjustments	(3)	—
Divestiture adjustments	(110)	(158)
Internal revenue	$3,448	$3,320	4%

Acceptance
Adjusted revenue	$1,397	$1,335
Currency impact [2]	11	—
Divestiture adjustments	(98)	(117)
Internal revenue	$1,310	$1,218	8%

Fintech
Adjusted revenue	$736	$718
Currency impact [2]	(3)	—
Internal revenue	$733	$718	2%

Payments
Adjusted revenue	$1,412	$1,396
Currency impact [2]	(4)	—
Acquisition adjustments	(3)	—
Divestiture adjustments	—	(12)
Internal revenue	$1,405	$1,384	2%

Corporate and Other
Adjusted revenue	$12	$29
Divestiture adjustments	(12)	(29)
Internal revenue	$—	$—
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Internal revenue growth is calculated using actual, unrounded amounts.
1Internal revenue growth is measured as the change in adjusted revenue (see pages 8-9) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Revenue attributable to dispositions also includes current and prior period revenue associated with merchants retained by the Company from the Banc of America Merchant Services joint venture, which was dissolved effective July 1, 2020, and transition services revenue within Corporate and Other.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2021	2020

Net cash provided by operating activities	$952	$888
Capital expenditures	(234)	(246)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(10)	(26)
Distributions from unconsolidated affiliates included in cash flows from investing activities	32	36
Severance, merger and integration payments	105	139
Tax payments on adjustments	(24)	(31)
Free cash flow	$821	$760

Total Amortization [1]	Three Months Ended March 31,
	2021	2020

Acquisition-related intangible assets	$521	$553
Capitalized software and other intangibles	56	38
Purchased software	65	56
Financing costs and debt discounts	13	12
Sales commissions	24	22
Deferred conversion costs	12	7
Total amortization	$691	$688

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 7). The adjustment for acquired First Data software/technology excludes only the incremental amortization related to the fair value purchase accounting allocation. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2021, including internal revenue growth and adjusted earnings per share are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
The company's internal revenue growth outlook for 2021 includes deferred revenue purchase accounting adjustments and excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's Output Solutions postage reimbursements. The company's adjusted earnings per share outlook for 2021 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges and restructuring costs; merger and integration costs; severance costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses, and includes non-cash deferred revenue purchase accounting adjustments. The company estimates that amortization expense in 2021 with respect to acquired intangible assets will approximate the amount incurred in 2020. Other adjustments to the company’s financial measures that were incurred in 2020 and for the three months ended March 31, 2021 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout 2021 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company's adjusted earnings per share growth outlook for 2021 is based on 2020 adjusted earnings per share performance.

2020 GAAP net income attributable to Fiserv	$958
Adjustments:
Merger and integration costs [1]	902
Severance costs [2]	108
Amortization of acquisition-related intangible assets [3]	2,024
Non wholly-owned entity activities [4]	94
Tax impact of adjustments [5]	(719)
Gain on sale of businesses [6]	(464)
Tax impact of gain on sale of businesses [5]	124
Discrete tax items [7]	(7)
2020 adjusted net income	$3,020

Weighted average common shares outstanding - diluted	683.4

2020 GAAP earnings per share attributable to Fiserv	$1.40
Adjustments - net of income taxes:
Merger and integration costs [1]	1.02
Severance costs [2]	0.12
Amortization of acquisition-related intangible assets [3]	2.28
Non wholly-owned entity activities [4]	0.11
Gain on sale of businesses [6]	(0.50)
Discrete tax items [7]	(0.01)
2020 adjusted earnings per share	$4.42

2021 adjusted earnings per share outlook	$5.35 - $5.50
2021 adjusted earnings per share growth outlook	21% - 24%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs include $865 million related to the First Data acquisition. First Data integration costs primarily include $224 million of third party professional service fees associated with integration activities; $165 million of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; $118 million of accelerated depreciation and amortization associated with the termination of vendor contracts; $137 million of other integration-related compensation costs; and $124 million of non-cash impairment charges associated with the early exit of certain leased facilities.
2Represents severance costs associated with the achievement of expense management initiatives, primarily related to the First Data acquisition.
3Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts.
4Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
5The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the company's anticipated annual effective tax rate, exclusive of the actual tax impacts associated with the net gain on sale of businesses.
6Represents the earnings attributable to divested businesses and the gain on the associated divestiture transactions, including the sale of a 60% interest in the Investment Services business in February 2020 and the dissolution of the Banc of America Merchant Services joint venture in July 2020.
7Represents certain discrete tax items, primarily related to foreign income tax benefits from a subsidiary restructuring and the revaluation of deferred taxes due to a change in the statutory tax rate in the United Kingdom.
FISV-E
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